                                                                   EXHIBIT 10.51



                                   $7,000,000


                               CREDIT AGREEMENT,


                           dated as of July 28, 1998




                                    between



               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                         a Delaware limited partnership
                                 as the Lender


                                      and



                             CRL INVESTMENTS, INC.
                              a Texas corporation
                                as the Borrower

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement"), dated as of July 28, 1998, between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lender"), and CRL INVESTMENTS, INC., a Texas corporation (the "Borrower").

                                   ARTICLE I

         WHEREAS, the Borrower has applied for and Lender is willing, on the terms and subject to the conditions hereinafter set forth, to extend to the Borrower a line of credit loan (the "Loan"), in a maximum aggregate principal amount at any one time outstanding not to exceed $7,000,000, from time to time prior to the Commitment Termination Date; and

         WHEREAS, the proceeds of the Loan will be used from time to time for working capital purposes of the Borrower in order to provide funds for making equity investments, as provided for in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE II
                   COMMITMENTS, ADVANCE PROCEDURES AND NOTES

         SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement (including Article V), Lender agrees to make advances under the Loan to the Borrower up to an aggregate amount of Seven Million Dollars ($7,000,000) (the "Commitment Amount") pursuant to Section 2.2. Lender shall not be required to make any advance under this Loan if, after giving effect thereto, (a) the aggregate principal amount of all Advances made would exceed the Commitment Amount or (b) with respect to a particular Project or an Option Exercise, the aggregate Equity Advance then outstanding with respect to such Project or Option Exercise would exceed the Advance Limit for such Project or Option Exercise. Notwithstanding anything in this Agreement to the contrary,
(i) Lender shall not be obligated to advance additional funds with respect to the Venetian Project if a default (after notice and expiration of cure periods) occurs by CR Las Vegas under the Venetian Lease or a default occurs and is continuing under the CR Las Vegas Operating Agreement and (ii) Lender shall not be obligated to advance additional funds if a default occurs and is continuing under the CR License Operating Agreement.

         SECTION 2.2 Advance Procedure. Borrower may from time to time request that an Advance be made. Each Advance shall be in an amount that is equal to the lesser of (a) the unused amount of the Commitment Amount, or (b) the allowable Equity Advance for the applicable Project or Option Exercise (which amount shall not exceed the Advance Limit for such Project or Option Exercise). The request shall be made by delivering an Application for Advance to the
Lender not less than three (3) Business Days prior to the date upon which such Advance is to be made and, if all such conditions precedent to such Advance have been satisfied, Lender shall make such Advance directly to the Borrower by wire transfer to the account the Borrower specifies in its Application for Advance.
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         SECTION 2.3  Note.  The Loan shall be evidenced by a single promissory note (the "Note") payable to the order of Lender in the maximum principal amount of Seven Million Dollars ($7,000,000).

                                  ARTICLE III
                             PAYMENTS AND INTEREST

         SECTION 3.1 Payments. Payments of the Loan shall be made as set forth in this Section 3.1 and shall be without premium or penalty.

                 SECTION 3.1.1 Final Maturity. On the Stated Maturity Date, the Borrower shall repay in full all accrued but unpaid interest and the entire unpaid principal amount of the Loan.

                 SECTION 3.1.2 Mandatory Payments. The Borrower shall, within one (1) Business Day following receipt by Borrower of any Distribution, make a mandatory payment of the Loan in an amount equal to such Distribution less an amount approved by Lender in its reasonable discretion for unpaid expenses and payables incurred by Borrower in the ordinary course of business and a reasonable reserve for future expenses. All mandatory payments made under this Section shall be applied first to accrued but unpaid interest and thereafter to the outstanding principal balance of the Loan. Borrower acknowledges to Lender that (i) each Subpartnership is generally obligated to distribute all net cash flow (other than tax distributions) to its members (including CR License) and
(ii) CR License is generally obligated to distribute all net cash flow (other than tax distributions and amounts established as reserves) to its partners (including the Borrower). Notwithstanding anything in this Agreement to the contrary, Lender shall not be obligated to make any additional Advance to Borrower pursuant to this Agreement if, based on a determination by Lender in its reasonable discretion, CR License or any Subpartnership has failed to satisfy its obligation to make the distributions described in the preceding sentence and such failure is continuing.

                 SECTION 3.1.3 Acceleration of Stated Maturity Date. Immediately upon any acceleration of the Stated Maturity Date of the Loan pursuant to Section 8.2 or Section 8.3, the Borrower shall repay the Loan to the full extent of such acceleration.

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.2.

                 SECTION 3.2.1 Rate. Prior to an Event of Default, the outstanding principal balance of the Loan shall accrue interest at the rate (the "Interest Rate") of 12.0%, compounded annually.

                 SECTION 3.2.2 Post-Maturity Rates. Upon and after an Event of Default, the Loan shall accrue interest on the outstanding principal balance of the Loan and, to the extent permitted by applicable law, on the unpaid interest, at a rate per annum equal to the Interest Rate plus an additional 5.0% per annum (the "Default Rate"); provided in no event shall the Default Rate exceed the maximum rate of interest permitted by applicable law.

                 SECTION 3.2.3 Accrual. At the end of each calendar year during the term hereof, all interest that has accrued but has not been paid during such calendar year shall be added to the outstanding principal balance of the Loan and shall, thereafter, bear interest, prior to an Event of Default, at the Interest Rate.

                                   ARTICLE IV
                            CERTAIN OTHER PROVISIONS

         SECTION 4.1 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Fort Worth, Texas time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by written notice delivered to the Borrower. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.2 Setoff. Lender shall, upon the occurrence of any Default have the right to appropriate and apply to the payment of the Note (whether or not then due) all amounts then held by such Lender of the Borrower. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) that Lender may have. The Borrower hereby waives all rights of setoff, appropriation and application it may have pursuant to applicable law or otherwise.

         SECTION 4.3 Use of Proceeds. The proceeds of each Advance under the Loan shall be used by Borrower solely to acquire interests in, or make capital contributions to, CR License or a Subpartnership.


                                   ARTICLE V
                            CONDITIONS TO BORROWING

         SECTION 5.1 Initial Advance. The obligations of the Lender to fund the Initial Advance shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

                 SECTION 5.1.1 Application for Advance. The Lender shall have received an Application for Advance.





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
                 SECTION 5.1.2 Resolutions, etc. The Lender shall have received from Borrower a certificate of resolutions and incumbency as to resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it.

                 SECTION 5.1.3 Delivery of Note. The Lender shall have received the Note duly executed and delivered by the Borrower.

                 SECTION 5.1.4 Borrower Security Agreement. The Lender shall have received executed counterparts of the Borrower's Security Agreement together with such UCC-1 financing statements and UCC search reports as Lender may require.

                 SECTION 5.1.5 Financial Information, etc. The Lender shall have received, in form and scope reasonably satisfactory to Lender, the financial statements referred to in Section 6.5.

                 SECTION 5.1.6 Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to this Agreement.

                 SECTION 5.1.7 Contribution Event. The Lender shall have received evidence of the occurrence of a Contribution Event.

         SECTION 5.2 All Advances. The obligation of Lender to fund any Advance shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                 SECTION 5.2.1 Application for Advance. The delivery of an Application for Advance.

                 SECTION 5.2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Advance the following statements shall be true and correct to the satisfaction of the Lender:

                          (a) the representations and warranties set forth in this Agreement shall be true and correct with the same effect as if then made;

                          (b) no Default shall have then occurred and be continuing.

                 SECTION 5.2.3 Organic Documents. If applicable, the Lender shall have received a copy of the Organic Documents for the Subpartnership that will be capitalized with the proceeds of the requested Advance.

                 SECTION 5.2.4 Resolutions, Etc.. If applicable, the Lender shall have received from CR License (in its individual capacity and in its capacity as manager of the applicable Subpartnership) a certificate of resolutions and incumbency authorizing the organization of the Subpartnership.





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                 SECTION 5.2.5  Evidence of Insurance.  If applicable, the
Lender shall have received adequate evidence that all insurance required by this Agreement is in effect with respect to the contemplated Project.

                 SECTION 5.2.6 Fees and Expenses. The Lender shall have received all fees, costs and expenses due and payable pursuant to this Agreement.

                 SECTION 5.2.7 Satisfactory Legal Form. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender shall have received all other information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

                 SECTION 5.2.8 Contribution Event. The Lender shall have received evidence of the occurrence of a Contribution Event.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loan hereunder and to make each Advance pursuant to the Loan, the Borrower represents and warrants unto the Lender as of the day and year first written above and on the date of each Advance as set forth in this Article VI.

         SECTION 6.1 Organization, etc. The Borrower is a duly formed corporation under the laws of Texas, is duly qualified to do business and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, the Note and each other Loan Document to which it is a party, and to own and hold its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary action (including but not limited to any consent of stockholders required by law or its Organic Documents) and do not (a) contravene the Borrower's Organic Documents; or (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower except for such contraventions that will not, singly or in the aggregate, have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any Loan Document.

         SECTION 6.3 Government Approval, Regulation, etc. No authorization, consent or approval or other action by, and no notice to, filing with or license from, any governmental authority or regulatory body or other Person is required for the due execution or delivery by the Borrower of this Agreement, the Note or any other Loan Document to which it is a party, or for the consummation and performance of the transactions contemplated hereby or thereby.





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         SECTION 6.4  Validity, etc.  Each of this Agreement and, upon the due execution and delivery thereof, the Note and each other Loan Document executed by the Borrower, CR License or a Subpartnership, constitutes the legal, valid and binding obligation of such parties enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and other similar laws affecting creditors rights generally.

         SECTION 6.5 Financial Information. All financial information that has been or shall hereafter be furnished by or on behalf of the Borrower or by any other Person at the Borrower's direction to the Lender for the purposes of or in connection with this Agreement present fairly the financial condition as at the dates thereof (subject to normal year end adjustments in the case of unaudited financial statements).

         SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations, assets, revenues, or properties, of the Borrower taken as a whole from the financial information previously provided to Lender.

         SECTION 6.7 No Default Under Indebtedness. No event of default has occurred and is continuing, and no event has occurred that with the giving of notice, passage of time or both would become a material event of default under any of the indebtedness permitted to be incurred pursuant to Section 7.2.2 hereof.

         SECTION 6.8 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower, CR License or any Subpartnership that, if adversely determined, could reasonably be expected to have a material adverse effect on Borrower, CR License, any Subpartnership, any Project or Lender.

         SECTION 6.9 Taxes. The Borrower has filed all material tax returns and reports required by law to have been filed and has paid all taxes and governmental charges thereby shown to be due and payable.

         SECTION 6.10 ERISA. Neither Borrower, nor, to the best knowledge of Borrower, any other person has taken any action or failed to take any action that would subject Borrower, CR License or any Subpartnership to any potential liability under ERISA.

         SECTION 6.11 Accuracy of Information. All factual information, as amended, supplemented or modified, furnished by or on behalf of the Borrower in writing to (or as directed by) the Lender for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is true and accurate in all material respects as of the date of execution and delivery of this Agreement and all other such factual information thereafter furnished by or on behalf of the Borrower to (or as directed by) the Lender pursuant to the terms of this Agreement or any other Loan Document is true and accurate in every material respect on the date as of which such information is dated or certified, and does not omit any material fact necessary to make such information not misleading.





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
                                  ARTICLE VII
                                   COVENANTS

         SECTION 7.1 Affirmative Covenants. Borrower will perform the obligations set forth in this Section 7.1.

                 SECTION 7.1.1 Financial Information, Reports, Notices, etc. Borrower will furnish, or will cause to be furnished, to Lender copies of the following financial statements, reports, notices and information:

                          (a) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of Borrower (including the final fiscal quarter of each fiscal year), Borrower will deliver, or cause to be delivered, balance sheets of Borrower as of the end of such fiscal quarter and statements of income, cash flow and Borrower's equity for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, certified by the chief financial officer of Borrower in a manner acceptable to the Lender.

                          (b) if requested by Lender for any fiscal year, Borrower will have prepared at Borrower's expense and Borrower will deliver, or cause to be delivered, to Lender a copy of an annual audit report for Borrower including therein balance sheets of Borrower as of the end of such fiscal year and statements of cash flow, income and Borrower's equity for such fiscal year, in each case certified (without qualification) by independent public accountants reasonably acceptable to the Lender.

                          (c) a copy of all financial accounting and reports that are provided to the members of CR License.

                          (d) As soon as possible and in any event within three Business Days after becoming aware of

                                  (i)      the occurrence of any material
                          adverse development with respect to any Borrower, CR License, a Subpartnership, or a Project, or Borrower's or CR License's investment in any Subpartnership, or

                                  (ii)  copies of any material notices or
                          communications from a Governmental Authority with respect to Borrower, CR License, a Subpartnership or a Project; or

                                  (iii)  copies of any material notices or
                          communications from Borrower, CR License or a Subpartnership to a Governmental Authority with respect to a Project.

                 Borrower will deliver, or will cause to be delivered, notice thereof and copies of all documentation relating thereto.

                          (e) Borrower will deliver, or will cause to be delivered, such other information respecting the condition or operations, financial or otherwise, of the Borrower, CR License, or any Subpartnerships as the Lender may from time to time reasonably request.

                 SECTION 7.1.2 Compliance with Laws, etc. Borrower will, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will cause CR License and each Subpartnership to, comply in all material respects with all applicable Governmental Requirements such compliance to include, but not be limited to:

                          (a) the maintenance and preservation of its existence and qualification in all foreign jurisdictions where it is required to do so except where the failure to do so would not be material; and

                          (b)     the payment, before the same become
                 delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent they are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 7.1.3 Maintenance of Properties. Borrower will, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will cause CR License and each Subpartnership to, maintain, preserve, protect and keep its properties (specifically including but not limited to, the Projects) in good repair, working order and condition, normal wear and tear excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                 SECTION 7.1.4 Books and Records. Borrower will, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will cause CR License and each of the Subpartnerships to, keep books and records that accurately reflect all of its business affairs and transactions in all material respects. Borrower will, and will cause CR License and each Subpartnership to, permit the Lender at reasonable times and intervals during normal business hours to examine and photocopy extracts from any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

                 SECTION 7.1.5 Environmental Covenant. Borrower will, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will cause CR License and each of its Subpartnerships to,





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
                          (a)     use and operate all of its assets in
                 compliance in all material respects with all Environmental Laws, keep all necessary and material permits, approvals, certificates, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance in all material respects with all Environmental Laws; and

                          (b) immediately notify the Lender and provide copies upon receipt of all potentially material written claims, complaints or notices (excluding routine fee or schedule notices) relating to non-compliance with, or liabilities or obligations arising under or relating in any way to, Environmental Laws with respect to its assets.

                 SECTION 7.1.6 ERISA Compliance. Borrower will, and will cause each of its ERISA affiliates to, maintain all employee benefit plans in compliance in all material respects with all applicable law, including any reporting requirements, and make all contributions due under the terms of each employee benefit plan or as required by law.

                 SECTION 7.1.7 Additional Funding Instruments. Borrower acknowledges to Lender that the Subscribers have contributed, in the aggregate, One Million Dollars ($1,000,000) in cash to the capital of Borrower. Prior to requesting an Advance, Borrower will, through its Board of Directors, make an Assessment Determination whereby the Board of Directors of Borrower shall make written demand upon each Subscriber to contribute to Borrower cash in an amount equal to the product realized by multiplying (i) the amount of the requested Advance by (ii) a fraction, the numerator of which is the number of shares of common stock of Borrower owned by Subscriber as of the date of the Assessment Determination and the denominator of which is the number of outstanding shares of common stock of Borrower as of the date of the Assessment Determination (each an "Additional Equity Contribution"). Notwithstanding anything to the contrary contained in this Agreement, no additional Advance will be made to Borrower pursuant to this Agreement unless and until each Subscriber has contributed cash to Borrower in an amount equal to such Subscriber's Additional Equity Contribution (each a "Contribution Event").

         SECTION 7.2 Negative Covenants. Borrower will comply with the obligations set forth in this Section 7.2.

                 SECTION 7.2.1 Business Activities. Borrower will not, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will not permit CR License or any of the Subpartnerships to, engage in any business activity other than those activities set forth in the Organic Documents for each such entity.

                 SECTION 7.2.2 Indebtedness. The Borrower will not, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will not permit CR License or any of the Subpartnerships to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness, other than, without duplication, the following:

                          (a) indebtedness in respect of the Loan and other obligations;





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
                          (b) unsecured indebtedness incurred in the ordinary course of its business in the nature of open accounts extended by suppliers and other vendors on normal trade terms in connection with purchases of goods and services, accrued liabilities, deferred income and deferred taxes; and

                          (c) other unsecured indebtedness of the Borrower, CR License and the Subpartnerships in an aggregate amount not to exceed $50,000 for the Borrower, $50,000 for CR License and $10,000 for any Subpartnership.

                 SECTION 7.2.3 Asset Dispositions, etc. The Borrower will not, and, consistent with Borrower's rights and obligations under the CR License Operating Agreement, will not permit CR License or any of the Subpartnerships to, sell, transfer, lease, contribute, convey or otherwise dispose of all or any part of its assets to any Person, unless

                          (a) no Default has occurred and is continuing or would occur after giving effect thereto; or

                          (b)     such sale, transfer, lease or other
                 disposition is approved by Lender.

                 SECTION 7.2.4 Restriction on Distributions. Borrower will not make dividend distributions to its shareholders at any time when there exists an outstanding balance on the Loan.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default." Upon the occurrence of an Event of Default (or any event or state of facts that, with the giving of notice or the passage of time or both, would constitute an Event of Default), the Borrower shall give notice thereof to the Lender.

                 SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal of the Loan or of any interest in respect of the Loan.

                 SECTION 8.1.2 Breach of Warranty. Any representation or warranty made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect.

                 SECTION 8.1.3 Non-Performance of Other Covenants and Obligations. There shall be a default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by Borrower, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.





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
                  SECTION 8.1.4 Bankruptcy, Insolvency, etc. The Borrower, CR License or any of the Subpartnerships shall

                          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, CR License or any Subpartnership or any property of any thereof, or make a general assignment for the benefit of creditors;

                          (c)     absent such application, consent or
                 acquiescence permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, CR License or any Subpartnership or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, CR License and each Subpartnership hereby expressly authorize the Lender and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                          (d) permit or suffer to exist the commencement of any (x) bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or
                 (y) any dissolution, winding up or liquidation proceeding, in respect of the Borrower, CR License or any Subpartnership, and, if any such case or proceeding is not commenced by the Borrower, CR License or any Subpartnership, such case or proceeding shall be consented to or acquiesced in by the Borrower, CR License or such Subpartnership or shall result in the entry of an order for relief or, in the event of any case or proceeding described in clause (x), shall remain for 120 days undismissed, provided that the Borrower, CR License, and each Subpartnership hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 120-day period to preserve, protect and defend its rights under the Loan Documents; or

                          (e) take any partnership or corporate action authorizing, or with intent to further any of the foregoing.

         SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.4 shall occur with respect to the Borrower, CR License or any of Subpartnership, the commitment (if not theretofore terminated) to make Advances shall automatically terminate and the outstanding principal amount of the Loan shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, by notice to the Borrower, declare all or any portion





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
of the outstanding principal amount of the Loan and other obligations to be due and payable and the commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan shall be and become immediately due and payable, without further notice, demand or presentment and the commitment shall terminate.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if sent via United States Postal Service Express Mail or certified mail, properly addressed with postage prepaid or if sent via nationally recognized overnight courier service, properly addressed with delivery fees prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given one business day after receipt of electronic confirmation of transmission.

         SECTION 9.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender (including the reasonable fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with this transaction.

         SECTION 9.4  Indemnification.

                          (a) In consideration of the execution and delivery of this Agreement by Lender, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its respective trustees, partners, stockholders, officers, directors, employees, agents, attorneys, consultants and experts (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, judgments, claims, demands, losses, costs, liabilities (including, without limitation, strict liability), penalties, fines and damages, (including, without limitation, punitive damages), and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys, consultants and experts fees and disbursements (collectively, the "Indemnified Liabilities"), imposed upon or incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                                  (i)      any transaction financed or to be
                          financed in whole or in part, directly or indirectly, with the proceeds of the Loan;

                                  (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                                  (iii)    the actual or alleged release or
                          presence of any Hazardous Substance at, to or from any asset or former asset of Borrower, CR License or any Subpartnership; or

                                  (iv)     the actual or alleged violation of
                          any Environmental Law by any person at or in connection with any current asset or former asset of Borrower, CR License or any Subpartnership.

                 except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or wilful misconduct or breach of such obligations.

                          (b) LENDER SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HEREUNDER OR ANY OTHER PERSON FOR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.5 Severability. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.6 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.7 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement, together with each other Loan Document, shall become effective when counterparts hereof executed on behalf of the Borrower and Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

         SECTION 9.8 Governing Law: Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES. Except as otherwise provided herein, this Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.


                                   ARTICLE X
                                  DEFINITIONS

         SECTION 10.1 Defined Terms. In addition to the terms defined in previous portions of this Agreement, the following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Additional Funding Instruments" means the Additional Funding Instruments executed by COI and Lender on July 28, 1998.

         "Advance" means all money advances under the Loan made by Lender pursuant to an Application for Advance in accordance with Article II.

         "Advance Limit" means (i) with respect to the Venetian Project, $4,500,000, (ii) with respect to the Option Exercise, $2,500,000 with an Advance Limit of $1,000,000 attributable to the Second Option (as defined in the Option Agreement) and an Advance Limit of $1,500,000 attributable to the Third Option (as defined in the Option Agreement), and (iii) with respect to any other project or investment, an amount to be agreed upon by Lender and Borrower.

         "Agreement" means this Credit Agreement, as amended from time to time.

         "Application for Advance" means a loan request and certificate duly executed by the Borrower, in the form attached hereto as Exhibit A or such other form approved by Lender from time to time.

         "Assessment Determination" is defined in the Additional Funding Instruments.

         "Borrower" means CRL Investments, Inc., a Texas corporation, and its successors and assigns permitted hereunder.

         "Borrower Security Agreement" means the Security Agreement executed and delivered by Borrower granting Lender a security interest in Borrower's member interests in CR License and CR Las Vegas.

         "Business Day" means any day that is neither a Saturday or Sunday nor a legal holiday that banks are authorized or required to be closed in New York, New York.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COI" means Crescent Operating, Inc., a Delaware corporation.

         "Commitment Termination Date" means the earlier of (i) the occurrence of an Event of Default, (ii) the Stated Maturity Date, or (iii) the date on which Lender has made Advances equal to the Commitment Amount.

         "CR Las Vegas" means CR Las Vegas, LLC, an Arizona limited liability company.

         "CR Las Vegas Operating Agreement" means that certain Operating Agreement of CR Las Vegas dated May 28, 1998, as amended from time to time.

         "CR License" means CR License, LLC, an Arizona limited liability company.

         "CR License Operating Agreement" means that certain Operating Agreement of CR License dated __________, 1997, as amended from time to time.

         "Default" means any Event of Default or any condition, occurrence or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Distribution" means each distribution (other than deemed distributions) made to Borrower pursuant to the CR License Operating Agreement or the CR Las Vegas Operating Agreement.

         "Environmental Laws" means all applicable foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations (including, without limitation, consent decrees and orders and administrative orders) judgments and permits or other authorizations relating to health, safety or the environment, including, without limitation, CERCLA and RCRA.

         "Equity Advance" means the amount advanced hereunder by Lender to Borrower (in one or more Advances) to enable it to purchase an equity interest in, or make an equity contribution to, CR License or a Subpartnership.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

         "Event of Default" is defined in Section 8.1.

         "Governmental Authority" means the United States, the state, county and city or other political subdivision in which a Project is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the Borrower, CR License, Subpartnership or a Project.

         "Governmental Requirement" means all laws, ordinances, rules and regulations of any Governmental Authority applicable to Borrower, CR License, Subpartnership, or a Project.

         "Hazardous Material" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Laws.

         "Initial Advance" means the first Advance made hereunder.

         "Loan" is defined in the preamble.

         "Loan Documents" means this Agreement, the Note, the Borrower Security Agreement and all other documents evidencing, securing or governing the Loan, as such documents may be amended, renewed, extended, restated or supplemented from time to time.

         "Note" means the Line of Credit Note of the Borrower delivered to Lender pursuant to this Agreement and any note subsequently given in exchange, substitution, modification, renewal or extension therefor.

         "Option Agreement" means the Option Agreement dated as of July 26, 1996 between Melvin Zuckerman and Jerrold Cohen, as sellers, and Borrower, as assignee of Lender, as amended from time to time.

         "Option Exercise" means the exercise by the Borrower of either the Second Option or the Third Option (as such terms are defined in the Option Agreement).

         "Organic Document" means, relative to Borrower, any of its subsidiaries and any other obligor, its articles or certificate of incorporation, as the case may be, its articles of organization, its by-laws and all partnership agreements, operating agreements, shareholder agreements, voting trusts and similar arrangements applicable to any partnership or limited liability company interests issued by such person or authorized shares of capital stock issued by such person.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Project" means a project to be acquired, developed or leased by a Subpartnership together with the improvements related thereto.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., as in effect from time to time.

         "Stated Maturity Date" means August 1, 2003.

         "Subpartnership" means each limited liability company, whether now existing or hereafter formed, in which CR License has an equity interest, including CR Las Vegas.

         "Subscriber" is defined in the Additional Funding Instruments to include COI and Lender.

         "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of Texas.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Venetian Project" means the health spa to be operated under the Canyon Ranch name in the Venetian Casino Resort under the Venetian Lease.

         "Venetian Lease" means the Lease dated ________, 1998 between CR Las Vegas and Grand Canal Shops Mall Construction, LLC, relating to the Venetian Project.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:                  CRL INVESTMENTS, INC., a Texas corporation


                                   By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   306 West 7th Street, Suite 1025
                                   Fort Worth, TX 76102
                                   Facsimile: 817-339-1001


LENDER: CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                   By: Crescent Real Estate Equities, Ltd., sole general partner


                                            By:
                                                    ---------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------

                                   777 Main Street, Suite 2100
                                   Fort Worth, Texas 76102
                                   Facsimile: 817-321-2000

                                   EXHIBIT A

                            APPLICATION FOR ADVANCE

         This Application for Advance is submitted by the undersigned to Crescent Real Estate Equities Limited Partnership ("LENDER") pursuant to that Credit Agreement dated as of July 28, 1998 between Lender and the undersigned (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

1.       The undersigned hereby requests an
         Advance under the Credit Agreement in
         the amount of:                                                                                     $
                                                                                                             -------------

2.       The Advance should be wired to the following bank account:

                                          -------------------------------------
                                          -------------------------------------


3.       The undersigned hereby warrants and represents the following to Lender:

         A.      The Advance is being requested in connection with the following Project or Option Exercise (the
                 "APPLICABLE PROJECT"):

                                          -------------------------------------

         B.      The Project Advance Limit
                 for the Applicable Project is:                                                             $
                                                                                                             -------------

         C.      Lender has previously made Advances
                 with respect to the Applicable
                 Project in the aggregate amount of:                                                        $
                                                                                                             -------------

         D.      Both before and after giving effect to the Advance that is requested hereby, the warranties and representations set forth in Article VI of the Credit Agreement are true and correct with the same effect as if made on the date hereof.

                                                   CRL INVESTMENTS, INC.


                                                   By:
                                                      -------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------





                               Exhibit A - Page 1

                               LINE OF CREDIT NOTE


$7,000,000.00                                                     July 28, 1998


         FOR VALUE RECEIVED, CRL INVESTMENTS, INC., a Texas corporation ("Borrower") promises to pay to CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, the principal sum of SEVEN MILLION DOLLARS ($7,000,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid at the rates hereinafter provided.

         Interest on the principal balance hereof from time to time remaining unpaid prior to an Event of Default shall be payable at the Interest Rate, provided that the interest payable shall not exceed the maximum rate permitted by applicable law (the "Maximum Rate"). Interest on the principal hereof from time to time remaining unpaid and, to the extent permitted by applicable law, interest on the unpaid interest, shall bear interest from and after an Event of Default at the Default Rate provided that in no event shall the Default Rate be more than the Maximum Rate.

         This Note is the "Note" referred to in the Credit Agreement dated of even date herewith executed by Lender and Borrower, as amended from time to time (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement.

         Borrower may request and receive Advances hereunder only in accordance with the terms and provisions of the Credit Agreement. This Note shall be payable as provided in Article 3 of the Credit Agreement.

         Upon the occurrence of any Event of Default (after the giving of any notice required in the Credit Agreement and the expiration of any applicable grace periods provided for in the Credit Agreement), all amounts then remaining unpaid on this Note shall become or may be declared to be immediately due and payable and the holder hereof shall have all rights and remedies of Lender under the Credit Agreement and other Loan Documents. The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of uncured default hereunder or under any other of the Loan Documents. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder hereof to exercise the foregoing option or any other option granted to the holder in this Note or in any other of the Loan Documents, at that time or at any subsequent time, or nullify any prior exercise of any such option.

         The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, surety or otherwise, except as provided in the Credit Agreement, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions that from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses incurred by the holder hereof.

         All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. If from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.

         This Note may be prepaid only in accordance with the terms of the Credit Agreement.

         The loan transaction evidenced hereby shall not be governed by, or be subject to, Chapter 15 of the Texas Credit Code (Title 79, Revised Civil Statutes of Texas, 1925, as amended).

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW THAT, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND THAT PREEMPTS STATE USURY
LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.

                                CRL INVESTMENTS, INC., a Texas corporation


                                By:
                                      ---------------------------------------
                                Name: Jeffrey L. Stevens
                                Title: President


                                       2